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Exhibit 4.2

EXHIBIT A

FORM OF NOTE

CUSIP No.:

CHEROKEE INTERNATIONAL CORPORATION
5 1/4% SENIOR NOTE DUE 2008

No.	$

        CHEROKEE INTERNATIONAL CORPORATION, a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of [                        ] on November 1, 2008.

        Interest Payment Dates: May 1 and November 1

        Record Dates: April 15 and October 15

        Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

        IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

CHEROKEE INTERNATIONAL CORPORATION
[SEAL]
By:
Name:
Title:
By:
Name:
Title:
Dated:

Trustee's Certificate of Authentication

        This is one of the 5 1/4% Senior Notes due 2008 referred to in the within-mentioned Indenture.

U.S. Bank, N.A., as trustee
	By:	Authorized Signatory
Dated:

(REVERSE OF SECURITY)
5 1/4% SENIOR NOTE DUE 2008

[UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](1)

(1)
This paragraph should be included only if the Note is issued in global form.

        1.    Interest.    CHEROKEE INTERNATIONAL CORPORATION, a Delaware corporation (the "Company") promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date such Notes were first issued under the Indenture. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing May 1, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        The Company shall pay interest on overdue principal at the rate borne by the Notes plus 1% per annum and on overdue installments of interest (without regard to any applicable grace periods) at such higher rate to the extent lawful.

        2.    Method of Payment.    The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

        3.    Paying Agent and Registrar.    Initially, U.S. Bank, N.A., a national association (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

        4.    Indenture and Guarantee.    The Company issued the Notes under an Indenture, dated as of November 27, 2002 (the "Indenture"), among the Company and the Trustee. This Note is one of a duly authorized issue of Notes of the Company designated as its 5 1/4% Senior Notes due 2008. The Company shall be entitled to issue Additional Notes pursuant to Section 2.15 of the Indenture. The Notes and any Additional Notes issued pursuant to the Indenture are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture, other than Sections 315(d)(3) and 316(a)(1) of the TIA, which are expressly excluded from the Indenture as permitted by the TIA. The Notes are subject to all such terms, unless expressly excluded in the Indenture or herein, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. To the extent of any conflict between the terms of the Notes and the Indenture, the applicable terms of the Indenture shall govern. The Notes will be entitled to the benefits of certain Guarantees by future Guarantors made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Trustee, the Holders and any Guarantors.

        5.    Security.    The Obligations under the Indenture, the Notes and the Guarantees thereof are secured by the Collateral described in the Collateral Documents, subject to the provisions of the Indenture, the Intercreditor Agreement and the Collateral Documents. Holders are referred to the Indenture, the Intercreditor Agreement and the Collateral Documents for a statement of such terms.

        6.    Optional Redemption.    The Company will be entitled, at its option, at any time and from time to time, to redeem all or any portion of the Notes upon not less than 30 nor more than 60 days' notice at 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the applicable redemption date.

        7.    Notice of Redemption.    Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations of $1,000 (or less, if any) may be redeemed only in whole. Notes in denominations larger than $1,000 may be redeemed in part but only in multiples of $1,000.

        Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued and unpaid interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued and unpaid interest, if any.

        8.    Offers to Purchase.    Sections 4.14 and 4.15 of the Indenture provide that, in the event of certain Asset Dispositions (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

        9.    Denominations; Transfer; Exchange.    The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange of Notes in accordance with the terms, and subject to the provisions of the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption (except, in the case of Notes to be redeemed in part, the portion of such Notes not to be redeemed) or any Note for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or a notice of redemption or 15 Business Days before any Interest Payment Date.

        10.    Persons Deemed Owners.    The registered Holder of a Note shall be treated as the owner of it for all purposes.

        11.    Unclaimed Money.    If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company (subject to any applicable abandoned property law). After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

        12.    Discharge Prior to Redemption or Maturity.    If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

        13.    Amendment; Supplement; Waiver.    Subject to certain exceptions and the provisions of Section 2.09 of the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, to cure any ambiguity, omission, defect or inconsistency; to provide for the assumption by a successor Person of the obligations of the Company or any Guarantor under the Indenture in accordance with the provisions of Article Five of the Indenture; to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code); to comply with any requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; to add to the covenants of the Company for the benefit of the Holders or to surrender a right or power conferred upon the Company; to add Guarantees with respect to the Notes; to provide for additional Collateral; or to make any other change that does not adversely affect in any material respect the rights of any Holders.

        14.    Restrictive Covenants.    The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

        15.    Successors.    When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

        16.    Defaults and Remedies.    If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Certain events of bankruptcy and insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

        17.    Trustee Dealings with Company.    The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or its respective Affiliates as if it were not the Trustee.

        18.    No Recourse Against Others.    No past, present or future equityholder, member of the Board of Directors, officer, employee, incorporator or controlling person, as such, of the Company or the Guarantors, if any, shall have any liability for any obligation of the Company or the Guarantors, if any, under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

        19.    Authentication.    This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

        20.    Governing Law.    The Laws of the State of New York shall govern this Note and the Indenture (and the Subsidiary Guarantees relating thereto), including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b).

        21.    Abbreviations and Defined Terms.    Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        22.    CUSIP Numbers.    Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

        23.    Indenture.    Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

        The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to: CHEROKEE INTERNATIONAL CORPORATION, 2841 Dow Avenue, Tustin, CA 92780, Attn: Secretary.

[CERTIFICATE TO BE DELIVERED UPON EXCHANGE
OR REGISTRATION OF TRANSFER OF NOTES]

        Re: 5 1/4% Senior Notes due 2008 of Cherokee International Corporation

        This Certificate relates to US$                        principal amount of Notes held in book-entry or                        definitive form by                        (the "Transferor").

        The Transferor:

        (    ) has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations and in an aggregate principal amount equal to its beneficial interest in such global Note (or the portion thereof indicated above); or

        (    ) has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

[INSERT NAME OF TRANSFEROR]

By:
Date:

[OPTION OF HOLDER TO ELECT PURCHASE]

        If you want to elect to have this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, check the appropriate box:

        Section 4.14 [    ]

        Section 4.15 [    ]

        If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$
Dated:
NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser's bank or broker.
Signature Guarantee:

        (Signature must be guaranteed by an "eligible guarantor institution," that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended).

[SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY](2)

        The following increases or decreases in this Global Security have been made:

Date of Exchange	Signature of authorized officer of Trustee or Securities Custodian	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase

(2)
To be attached only to global securities.

EXHIBIT B

[FORM OF GUARANTEE]

GUARANTEE

        Each of the undersigned (the "Guarantors"), have jointly and severally unconditionally guaranteed on a senior basis (such guarantee by each Guarantor being referred to herein as the "Guarantee") (i) the due and punctual payment of the principal of and interest on the Notes, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Eleven of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, subject to any applicable grace period, by acceleration or otherwise.

        The obligations of each Guarantor to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth and are senior obligations of each Guarantor, to the extent and in the manner provided, in Article Eleven of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Guarantee therein made.

        No stockholder, officer, director, employee, incorporator or controlling person, as such, past, present or future, of each Guarantor shall have any liability under the Guarantee by reason of his or its status as such stockholder, officer, director, employee, incorporator or controlling person.

        The Guarantee shall not be valid or obligatory for any purpose until this certificate of authentication on the Notes upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

[GUARANTOR]
By:
Name:
Title:

B-1

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  Exhibit 4.2